EXHIBIT 23.13


                        [PIAKER & LYONS, P.C. LETTERHEAD]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 7, 1996 on the financial statements of United Video
Cablevision, Inc. - Maine and Ohio Divisions included in or made part of FrontierVision Operating Partners, L.P.'s Form S-1 registration statement.

                              /s/ Piaker & Lyons, P.C.
                              PIAKER & LYONS, P.C.




Vestal, New York
April 2, 1998